AGREEMENT OF PURCHASE AND SALE
                AND EXCLUSIVE LICENSING OF TECHNOLOGY

This AGREEMENT OF PURCHASE AND SALE AND EXCLUSIVE LICENSING OF
TECHNOLOGY (this "Agreement"), is made effective as of the 11th day of March, 1999.

B E T W E E N:

         AMERICOM LTD., a corporation incorporated under the laws of
                       Turks and Caicos, BWI

                       (hereinafter called the "Seller"),

                PARTY OF THE FIRST PART;

                                - and -


                     AMERICOM  U.S.A., INC., a corporation
                    incorporated under the laws of the
                    State of Delaware,in the United States of America,

                       (hereinafter called the "Purchaser"),

               PARTY OF THE SECOND PART;

     RECITALS:

     WHEREAS, Seller is engaged in the business (the "Americom Products Business") of developing, marketing, licensing, and distributing certain technology for the provision of enhanced communications services, including certain services marketed by Seller under the names "My Line" and "InstAccount" (hereinafter referred to as the "Americom Products").

     WHEREAS, it is proposed that the Seller sell and license to the Purchaser certain assets owned by Seller and used in the development, marketing, licensing and distribution of the Americom Products, all upon and subject to the terms and conditions of this Agreement as hereinafter set forth.

     NOW, THEREFORE. in order to consummate the foregoing purchase, sale and license and in consideration of the premises and the representations and undertakings therein set forth, the parties agree as follows:

     SECTION     1.  PURCHASE AND SALE OF ASSETS

              0.1     Purchase and Sale. Subject to the terms
              and conditions contained herein, on the Closing
              Date (as hereinafter defined), Seller will both

                       (i)     sell, convey, transfer, assign
                       and deliver to Purchaser; and

                       (ii)    execute an exclusive (with the
                       exception of the Contracts set forth
                       in Exhibit 1.4(b)), irrevocable,
                       perpetual, royalty-free license in
                       favor of Purchaser, and Purchaser
                       shall purchase and license from
                       Seller, all right, title and interest
                       in and to those assets and properties
                       the Technology) more particularly
                       described in the following
                       subparagraphs (a) through (1) below:

                                   (a)     All source
                                   codes and object
                                   codes comprising
                                   any part of or in
                                   any way used in any
                                   software
                                   applications or
                                   modules
                                   (collectively, the
                                   "Americom
                                   Software") forming
                                   thc basis of or
                                   otherwise used in
                                   connection with the
                                   Americom Products
                                   together with all
                                   tapes, disks,
                                   printouts and other
                                   media on which the
                                   Americom Software
                                   is stored (the
                                   "Principal
                                   Technology"). The
                                   Principal
                                   Technology
                                   includes, without
                                   limitation, the
                                   software printout
                                   delivered with this
                                   Agreement by
                                   Americium which has
                                   been jointly
                                   identified by
                                   parties, a copy of
                                   which is being
                                   retained' at the
                                   offices of
                                   Purchaser's counsel.

                                   (b)     All of
                                   Seller's rights
                                   under any
                                   licensing,
                                   marketing, sales or
                                   other arrangements
                                   (collectively,
                                   "Contracts")
                                   pertaining to the
                                   Americom Products
                                   Business, together
                                   with all of
                                   Seller's rights to
                                   revenues to which
                                   the Seller
                                   otherwise would
                                   become entitled
                                   from and after the
                                   date of this
                                   Agreement; provided
                                   that Purchaser
                                   shall have sixty
                                   (60) days to review
                                   and consider the
                                   Contracts, and to
                                   elect, at its
                                   option, to reject
                                   the assignment of
                                   any one or more of
                                   the Contracts;

                                   (c)     Those
                                   trademarks, service
                                   marks and trade
                                   names, together
                                   with all U.S. and
                                   foreign
                                   applications for
                                   registration rights
                                   therefor, which are
                                   used by Seller in
                                   the marketing,
                                   distribution,
                                   licensing and sale
                                   of the Americom
                                   Products (the
                                   "Trademarks");

                                   (d)     To the
                                   extent reduced to
                                   written or other
                                   tangible form
                                   (including but not
                                   limited to
                                   electronic media),
                                   all drawings,
                                   designs, plans,
                                   manuals, research,
                                   specifications,
                                   formulae,
                                   processes,
                                   know-how,
                                   technology, trade
                                   secrets and other
                                   confidential or
                                   proprietary
                                   information and
                                   other data and
                                   information (to the
                                   extent not
                                   otherwise
                                   encompassed in
                                   paragraphs 1.1 (a)
                                   through (c) above
                                   pertaining in any
                                   way to the Americom
                                   Products or the
                                   Americom Software
                                   or contemplated
                                   improvements,
                                   supplements,
                                   additions to the
                                   Americom Products
                                   or the Americom
                                   Software
                                   (collectively, the
                                   "Other Intellectual
                                   Property Interests");

                                   (e)     All
                                   customer lists and
                                   customer files
                                   directly related to
                                   the Americom
                                   Products (the
                                   "Customer Files"); and

                                   (f)     All
                                   marketing surveys,
                                   sales records,
                                   sales projections,
                                   marketing plans and
                                   other materials
                                   related to the
                                   marketing of the
                                   Americom Products
                                   (the "Marketing
                                   Materials").

     1.2 No Other Assets. No other assets owned or used by Seller shall be included in the purchase and license, except to the extent they are listed in Section 1.1 above.

     1.3 No Rights to Trademarks or Tradenames. Except to the limited extent provided in Section 1.1 (c), no rights are to be transferred hereunder to Purchaser in any trademarks and tradenames owned or used by Seller, or any of its affiliated companies, subsidiaries or divisions.

     1.4 Transfer Documents. All of the assets to be transferred to Purchaser under this Agreement shall be conveyed by bills of sale, assignments, or other instruments (the "Transfer Documents") which shall contain appropriate representations that Seller has good and marketable title, free and clear of all liens and encumbrances to the same. The Transfer Documents shall include the following:

                       (a)     A bill of sale (the "Bill of
                       Sale") in the form attached hereto as
                       Exhibit 1.4(a) with respect to the
                       Principal Technology, Other
                       Intellectual Property Interests,
                       Customer Files, and Marketing Materials;

                       (b)     An assignment of contracts
                       (the "Assignment of Contracts") in the
                       form attached hereto as Exhibit 1.4(b)
                       with respect to the Contracts,
                       provided that said assignment
                       documentation shall provide that
                       Purchaser shall have sixty (60) days
                       to review and consider the Contracts,
                       and to elect, at its option, to reject
                       the assignment of any one or more of
                       the Contracts;

                       (c)     An assignment of trademarks
                       (the "Assignment of Trademarks") in
                       the form attached hereto as Exhibit
                       1.4(c) with respect to each of the
                       Trademarks; and

                       (d)     A License Agreement in the
                       form attached hereto as Exhibit 1.4(d)
                       with respect to any and all of the
                       Technology.

     SECTION 2.         CONSIDERATION, PAYMENT

     In consideration of the sale and license of the Technology set forth in Section 1, Purchaser shall make the following payments and provide the following consideration to Seller:

              1.1 As a deposit the sum of THIRTY-EIGHT THOUSAND DOLLARS ($38,000) on the execution of this Agreement;
              1.2 At the Closing, Purchaser shall deliver to the Seller by wire transfer in accordance with "Exhibit 2.2" the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00);
              1.3     Short Term Note. At the Closing,
              Purchaser shall deliver to Seller a promissory note bearing interest at the rate of Eight (8%) percent per annum (the "Promissory Note") in the principal amount of Four Hundred Thousand Dollars ($400,000.00) repayable as follows:

                       (i)     A lump sum payment of TWO
                       HUNDRED THOUSAND DOLLARS ($200,000.00)
                       is due and payable on the first
                       anniversary date of the Promissory
                       Note; and

                       (ii)    A second lump sum payment of
                       TWO HUNDRED THOUSAND DOLLARS
                       ($200,000.00) plus any and all accrued
                       and unpaid interest owing under the
                       note is due and payable on the second
                       anniversary date of the (Promissory
                       Note).

     The Promissory Note is to be in such form as is attached hereto as Exhibit 2.3

              2.1     Shares of Purchaser. At the Closing,
              Purchaser shall allot and issue to the Seller FIVE HUNDRED THOUSAND (500,000) Common Shares (the "Shares") out of the capital of the Purchaser. It is agreed and understood between the parties that the present value of the Shares is TWO DOLLARS ($2) per share and has a current value of ONE MILLION DOLLARS ($1,000,000.00). The parties agree that there shall be no adjustment of the Purchase Price hereafter should there be any change in value of the Shares.
              2.2 Transfer of Shares of Enhanced Service Providers, LLC. At the Closing, Purchaser shall deliver all documentation required to assign and transfer all of the shares held by Purchaser in the capital of Enhanced Service Providers, LLC (the "ESP Shares") to the Seller.

     SECTION 3.         LIABILITIES

     3.1 Liabilities To Be Assumed. Purchaser agrees to deliver to Seller at the Closing an assumption document (the "Assumption Document") in the form set forth in
     Exhibit 3.1 attached hereto pursuant to which Purchaser assumes Seller's obligations to perform those obligations of Seller under the Contracts which by their terms are to be performed after the Closing Date; provided that Purchaser shall retain the right to elect, during the sixty (60) day period following the Closing, to reject the assignment of any Contract;

     3.2 Liabilities Not Assumed. Except as Purchaser shall specifically otherwise agree in writing, Seller shall retain full and sole responsibility for all obligations and liabilities with respect to the development, marketing, distribution, licensing and sale of the Americom Products except for those liabilities specifically assumed in the Assumption Document, including without limitation:

                                   (a)     any
                                   liability in
                                   respect of or
                                   arising out of any
                                   of the Americom
                                   Products which were
                                   licensed or sold
                                   prior to Closing;

                                   (b)     any
                                   liability for
                                   failure of the
                                   Americom Products
                                   to perform
                                   according to
                                   specification or as
                                   intended prior to
                                   the Closing Date;

                                   (c)     any
                                   liability or
                                   obligations
                                   involving the
                                   payment of any
                                   taxes arising out
                                   of or relating to
                                   the operation of
                                   the Americom
                                   Products Business
                                   by the Seller prior
                                   to the Closing;

                                   (d)     any
                                   liability or
                                   responsibility with
                                   respect to claims
                                   for credit by third
                                   parties with
                                   respect to Products
                                   licensed or sold
                                   prior to the
                                   Closing; and

                                   (e)     any
                                   liability or
                                   obligation to any
                                   third parties not
                                   expressly assumed
                                   in the Assumption
                                   Document.

     SECTION 4.         REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser as follows:

              3.1     Corporate Status. Seller is a
              corporation duly organized, validly existing and in good standing under the laws of Turks and Caicos, and is duly qualified to transact business as a foreign corporation in such other jurisdictions in which its ownership of the its assets or its operation of the Americom Products Business requires it to be so qualified. Seller has all requisite corporate power and authority to own or lease and operate the assets owned or used by it and carry on the Americom Products Business as presently being conducted by it and to execute, deliver and perform this Agreement and all other agreements, certificates and other documents being delivered by it at or prior to the Closing in connection with transactions contemplated hereby, and to consummate the transactions contemplated hereby.

              3.2 Authority. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the execution and delivery of all other agreements, instruments and documents to be delivered hereunder have been duly authorized by all necessary action on the part of Seller, and this Agreement, and all other agreements, instruments and documents to be delivered by Seller hereunder constitute and will constitute valid and legally binding obligations of Seller enforceable against Seller in accordance with their terms subject to general principles of equity and except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

              3.3 No Conflict With Other Agreements. The execution, delivery and performance of this Agreement and any other agreements, instruments and documents to be delivered hereunder by Seller and the consummation of the transactions contemplated by this Agreement will not (a) result in the breach of any term or provision of the charter or by-laws of Seller, or (b) constitute a default under or result in violation of any existing indenture, contract, agreement, or other instrument to which such Seller is a party or by which it or any of its property is bound or any applicable law, statute, decree, order, rule, or regulation of any court, regulatory body or administrative agency that is binding on Seller.

              3.4     Title to Technology. Seller has good
              title to all the Technology free and clear of all liens, claims, security interests and encumbrances (except liens for taxes not yet due and payable).


              3.5 Condition of Technology. The Technology is free from defects in design and operation (except such minor: defects as do not interfere with the continued use thereof in the conduct of normal operations). Without limiting the generality of the foregoing, the Americom Software fully supports each of the Americom Products and each capability of the Americom Products free of major defects that interfere with the continued operation of the Americom Products.

              3.6 Contracts. The Contracts constitute all agreements, contracts and commitments to which Seller is a party or by which it is bound and which relate to any licensing, sales, marketing or distribution arrangement concerning the Americom Products Business. Seller has provided Purchaser with complete and accurate copies of all such agreements, contracts and commitments.

              3.7     Employment Contracts. Seller has not
              entered into and is not in any way bound to any contract of employment (or other arrangement other than employment-at-will) with any employee of the Seller, which contract or arrangement specifically provides for the employment of such employee in the Sellers Americom Products Business.

              3.8 Compliance with Law; Litigation. Seller has complied with, and is not in violation of, applicable Turks and Caicos, international, U.S. federal, state and local statutes, laws, rules and regulations, which the failure to comply with would materially affect the use of any of the Technology and the operation of the Americom Products Business or Seller's ability to perform its obligations hereunder or which the failure to comply with would have a material adverse effect on the reputation and goodwill associated with the Americom Products. There are no suits, actions, arbitrations, or legal, administrative or other proceedings, or governmental investigations, pending or threatened against Seller in which there is a reasonable possibility of an adverse decision that could adversely affect Seller's ability to perform its obligations hereunder or that may affect the Technology or the operation of the Americom Products Business or that would have an adverse effect on the reputation and goodwill associated with the Americom Products. Seller is not subject to any injunction, order or decree of any court or administrative agency that may have an adverse effect on the ability of Seller to perform its obligations hereunder or that may affect the Technology or the operation of the Americom Products Business.

              3.9 Brokerage or Finder's Fees. Seller has not engaged the service of any broker or finder in connection with the sale of the Americom Products Business. There is no broker, finder or other person who has any valid claim against Purchaser for a commission, finder's fee or brokerage fee in connection with this Agreement or the consummation of the transactions contemplated hereby by virtue of any actions taken by Seller.

              3.10    Consents and Approvals. Neither the
              execution and delivery of this Agreement by Seller nor compliance by Seller with any of the provisions hereof shall require any consent, approval, authorization of, or filing with or notification to, any governmental or regulatory authority.

              3.11 Trademarks. The Trademarks constitute all of the trademarks, service marks and trade names utilized by Seller in connection with the Americom Products. Seller is the owner of all of the Trademarks. None of the Trademarks, whether or not registered, infringes on the trademarks of any other person, nor is there any pending claim of such infringement.

              3.12    Software. No portion of the Americom
              Software, whether expressed in source or object code and when or not copyrighted or copyrightable, requires (i) the payment of any royalty to any person or entity or (ii) the consent of any third party to the assignment thereof and the same is freely transferable by the Seller. Seller is not a party to nor the subject of any outstanding orders, decrees, judgments or stipulations which would adversely impact the rights of Seller or upon communication of this transaction, Purchaser to sell, use, license, market, sell and distribute the Americom Software, nor is Seller a party to or the subject of any suits, actions, arbitrations, claims or legal administrative or other proceedings, or governmental investigations alleging or otherwise claiming that the Americom Software infringes upon the intellectual or industrial property interests of any third party. The Seller is not aware of any infringement by any third party with respect to Seller's intellectual and industrial property rights with respect to the Americom Software. Except as specifically included in the Contracts, the Seller has not granted to any third party a license, whether exclusive or non-exclusive, with respect to the Americom Software. The development, marketing, licensing, distribution and sale of the Americom Products does not infringe upon or otherwise violate any patents, copyrights or other intellectual property or industrial property interests of any third party, nor are there any suits, actions, arbitrations, claims or legal, administrative or other proceedings, or governmental investigations pending or threatened against Seller alleging that the development, marketing, licensing, distribution and sale of the Americom Products infringes upon the intellectual or industrial property interests of any third party.

              3.13 Intellectual Property Interests Not in Tangible Form. To the best of Seller's knowledge, there are no designs, plans, research, specifications, formulae, processes, know-how, technology, trade secrets or other confidential or proprietary information or other data and information which (i) are material to the development, marketing, licensing, distribution or sale of the Americom Products or contemplated improvements, supplements or additions to the Americom Products and (ii) are not currently reduced to written or other tangible form (including, without limitation, electronic media).

              3.14    Necessary Technology. The Technology
              constitute all of the tangible or intangible assets (including designs, specifications, know-how, technology, trade secrets and marketing materials and plans) which are necessary or convenient to enable Purchaser, following the Closing, to conduct the Americom Products Business in the same manner and to the same extent as heretofore conducted by the Seller.

              3.15    Disclosure. No representation or
              warranty in this Section, and no statement contained elsewhere in this Agreement or in any Schedule, Exhibit, Certificate or other document furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated under this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading when taken as a whole. To the best of Seller's knowledge, there is no fact which adversely affects or may in the future have a material adverse effect on the business, properties, assets, operations, affairs, or condition (financial or otherwise) of the Americom Products Business which has not been specifically described herein or in one of the Schedules to this Agreement.

              3.16    Shares of Purchaser. Seller (i) has
              been provided with an opportunity to ask questions of and receive answers from Purchaser, or its representatives, concerning the operations, business and financial condition of Purchaser, and all such questions have been answered to Seller's full satisfaction and any information necessary to verify such responses has been made available to it; (ii) has received such documents, materials and information as Seller deems necessary or appropriate for evaluation of the Shares, and further confirms that Seller has fully read and understands these materials and has made such further investigation as Seller deems appropriate to obtain additional information to verify the accuracy of such materials; (iii) confirms that the Shares were not offered to it by means of general solicitation or general advertising; (iv) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares; (v) is acquiring the Shares for its own account, for investment purposes only, and not with a view toward sale or the distribution thereof, in whole or in part; (vi) understands that the Shares have not been registered under the securities laws of any state or under the Securities Act of 1933, as amended, and are offered in reliance on exemptions therefrom, and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any other federal or state agency; and (vii) understands that there are restrictions on the transferability of the Shares and that it may not be possible for Seller to sell or otherwise transfer the Shares and accordingly, that the Seller may have to hold the Shares and bear the economic risks of the investment for an extended period of time. Acquisition for Investment. The Shares being issued to the Vendor pursuant to this Agreement are being acquired by the Vendor in good faith solely for the Vendor's own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. The Vendor further represents that the Shareholder has no present contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to grant to any third person with respect to any share of Parent Corporation Common Stock. The shares of Parent Corporation Common Stock being issued to the Shareholder pursuant to this Agreement will not be offered for sale, sold or otherwise transferred by the Shareholder without either registration or exemption from registration under the Securities Act.

              3.17    Evaluation of Merits and Risks of
              Investment. The Seller has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of the Seller's investment in the Shares being acquired hereunder. The Shareholder further represents that the Seller:
               (i) has obtained all information available
              pursuant to any 8K's filed and all other documentation available from the NASD; (ii) has received all the information that the Seller has that the Seller considers necessary or appropriate for deciding whether to accept the Shares being issued to the Seller pursuant to this Agreement; (iii) has the ability to bear the economic risks of the Seller's prospective investment; and (iv) is able, without materially impairing the Seller's financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss on the Seller's investment. The Seller confirms that Purchaser has made available to the Seller and its representatives and agents the opportunity to ask questions of the officers and management employees of Purchaser about the business and financial condition of Purchaser as the Seller has requested.

              3.18    Forward Looking Information/ Risk
              Factors. The Seller acknowledges and agrees that any oral or written forward-looking statements made by or on behalf of Purchaser in connection with the sale herein contemplated were made in the context of and shall have been deemed to have been accompanied by the risk factors set forth in Purchaser's Annual Report on Form 10-K for the fiscal year ended October 31, 1997, on file with the Securities and Exchange Commission (the "Commission"), and Purchaser's Quarterly Report on Form 10-Q for the three months ended January 31, 1998. The Seller acknowledges that actual results could differ materially from those projected in or implied by any forward-looking statement.

              3.19    Transfer Limitations.  The Seller
              further agrees that unless transferred in compliance with Rule 144 promulgated under the Securities Act ("Rule 144") promulgated under the Securities Act, prior to any proposed transfer of any of the shares of Purchaser, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Seller shall give written notice to Purchaser of the Seller's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if Purchaser so requests, shall be accompanied by either (a) a written opinion of legal counsel who shall be satisfactory to Purchaser, addressed Purchaser and satisfactory in form and substance to Purchaser's counsel, to the effect that the proposed transfer of Purchaser Common Stock may be effected without registration under the Securities Act, or (b) a "No Action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Purchaser Common Stock shall be entitled to transfer such shares of Purchaser Common Stock in accordance with the terms of the notice delivered by the holder to Purchaser. Each certificate evidencing the Shares transferred as above provided shall bear the appropriate restrictive legend set forth in
              Section 5.3 below, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for Purchaser such legend is not required in order to establish compliance with any provisions of the Securities Act.

              3.20    Rule 144 Limitations.  The Seller is
              familiar with the provisions of Rule 144, which in substance permits the limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions. The Seller further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the 1933 Act or compliance with a registration exemption would be required to sell the Shares received from Purchaser hereunder. With a view to making available the benefits of certain rules and regulations of the Commission, which may permit the sale to the public without registration of the shares of Purchaser being issued to the Seller pursuant to this Agreement, Purchaser agrees, for a period of two years following the Closing Date, to use reasonably diligent efforts to:

              (a)

                                 make and keep
              public information available, as those
              terms are understood and defined in
              Rule 144, at all times after the
              effective date that Acquiring
              Corporation becomes subject to the
              reporting requirements of the
              Securities Exchange Act of 1934, as
              amended (the "Exchange Act");

              (b)

                                 file with the
              Commission in a timely manner all
              reports and other documents required
              of Acquiring Corporation under the
              Securities Act and the Exchange Act; and

              (c) so long as any of the Shareholders owns any shares of Parent Corporation Common Stock being issued pursuant to this Agreement, to furnish to the Shareholder forthwith upon request a written statement by Acquiring Corporation as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of Acquiring Corporation and such other reports and documents of Acquiring Corporation and other information in the possession of or reasonably obtainable by Acquiring Corporation as the Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Shareholder to sell any such shares of Parent Corporation Common Stock without registration.



     SECTION 5.
                            REPRESENTATIONS AND WARRANTIES OF PURCHASER


     Purchaser represents and warrants to Seller as follows:

              4.1     Status. Purchaser is a corporation
              incorporated under the laws of the State of Delaware, of the United States of America duly organized and validly existing and in good standing under the said laws of the State of Delaware, and is duly qualified to transact business as a corporation in such other jurisdictions in which its ownership of its assets or its operation of a business including the Americom Products Business shall require it to be so qualified. Purchaser has all requisite power and authority to own or lease and operate or carry on the Americom Products Business as presently being conducted and to execute, deliver and perform this Agreement and all other agreements, certificates and other documents being delivered at or prior to the Closing in connection with the transactions contemplated hereby and to consummate the transactions contemplated hereby.

              4.2 Authority. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the execution and delivery of all other agreements, instruments and documents to be delivered hereunder by Purchaser have been duly authorized by all necessary action on the part of Purchaser, and this Agreement, and all other agreements, instruments and documents to be delivered hereunder constitute and will constitute valid and legally binding obligations of Purchaser enforceable against Purchaser in accordance with their terms subject to general principles of equity and except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

              4.3     No Registration Under the Securities
              Act. The Vendor understands that the Shares to be issued to the Vendor under this Agreement have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless the Shares are so registered or qualify for exemption from registration under the Securities Act. The Vendor acknowledges and agrees that each certificate representing the Shares issued pursuant to this Agreement, and any shares issued or issuable in respect of any of the Shares upon any stock split, stock dividend, recapitalization, or similar event, shall be imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

                        THE SECURITIES REPRESENTED
              BY THIS CERTIFICATE HAVE NOT BEEN
              REGISTERED UNDER THE SECURITIES ACT OF
              1933, AS AMENDED (THE "SECURITIES
              ACT"), AND MAY NOT BE TRANSFERRED OR
              SOLD OTHER THAN (I) PURSUANT TO AN
              EFFECTIVE REGISTRATION UNDER THE
              SECURITIES ACT AND OTHER APPLICABLE
              STATE SECURITIES LAWS OR AN AVAILABLE
              EXEMPTION FROM SUCH REGISTRATION, AND
              (II) UPON RECEIPT BY THE ISSUER OF
              EVIDENCE SATISFACTORY TO IT OF
              COMPLIANCE WITH THE SECURITIES ACT AND
              OTHER APPLICABLE STATE SECURITIES
              LAWS.  THE ISSUER SHALL BE ENTITLED TO
              REQUIRE AN OPINION OF COUNSEL
              SATISFACTORY TO IT WITH RESPECT TO
              COMPLIANCE WITH THESE REQUIREMENTS.

                        THE CERTIFICATES EVIDENCING
              THE SHARES TO BE ISSUED TO THE
              SHAREHOLDER UNDER THIS AGREEMENT SHALL
              ALSO BEAR ANY LEGEND REQUIRED BY THE
              COMMISSIONER OF CORPORATIONS OF THE
              STATE OF CALIFORNIA OR SUCH AS ARE
              REQUIRED PURSUANT TO ANY STATE, LOCAL
              OR FOREIGN LAW GOVERNING SUCH SECURITIES.

     SECTION 6.         OTHER AGREEMENTS AND COVENANTS

     6.1     Non-Competition Agreement. On the Closing Date,
     Seller and Purchaser shall enter into a non-competition agreement (the "Non-Competition Agreement") in the form attached hereto as Exhibit 6.1.

     6.2 Assigned Contracts. To the extent that any of the Contracts to be assigned hereunder are not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof or an assumption or an attempted assumption thereof, if such assignment or attempted assignment or assumption or attempted assumption would constitute a breach thereof. Seller agrees to use reasonable efforts to obtain any necessary consent to assumption or assignment of the Contracts, and, if necessary, to fulfill all obligations thereunder, subject to the undertaking that Purchaser likewise shall fulfill its obligations.

     6.3 Further Assurances; Consents. From time to time following the Closing, without further consideration, each party, at its own expense, shall execute and deliver such documents to the other party as such other party may reasonably request in order more effectively to consummate the transactions contemplated hereby, including without limitation the transfer of all tangible or intangible assets necessary to make the representations contained in Section 4.14 of this Agreement true and correct. In the case of contracts, agreements, and rights that may not be transferred and assigned to Purchaser without the consent of a party whose consent has not been obtained by the Closing Date, Seller and Purchaser shall use their reasonable efforts to obtain such consents as soon as practicable thereafter. Without limiting the generality of the foregoing, Seller also covenants, at Seller's own cost and expense, to execute and deliver such documents and take such further action as Purchaser may request in order to enable Purchaser to file and prosecute any application for patent, copyright, trademark or other intellectual or industrial property protection with respect to the Technology.

     6.4 Litigation Cooperation. In the event that Seller or Purchaser shall become a party to litigation, arbitration or administrative proceedings not involving the other party hereto related to claims of patent, trademark or copyright infringement with respect to the Technology, the party not involved in such litigation, arbitration or administrative proceeding shall, at the request of the party so involved, cooperate with such requesting party by providing to the requesting party such information, records and testimony as such requesting party may reasonably request in the prosecution, defense or conduct of such litigation, arbitration or administrative proceeding. The requesting party shall reimburse the other party for all reasonable expenses incurred by such other party in providing such information, records and testimony.

     SECTION 7.         CONDITIONS PRECEDENT TO OBLIGATIONS
     OF PURCHASER

     The performance of the obligations of Purchaser under this Agreement is subject, at the election of Purchaser, to the fulfillment of each of the following conditions by Seller on or before the Closing:

     7.1 Continuation and Truth of Representations and Warranties. The representations and warranties of Seller contained in this Agreement or in any certificate or document delivered to Purchaser pursuant hereto shall be true and correct in all material respects on the date hereof and shall be deemed to have been made again at the Closing and speak as of the Closing Date and shall then also be true and correct in all material respects.

     7.2     Compliance by Seller. Seller shall have
     performed and complied in all material respects with all terms, covenants and conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

     7.3 Adverse Occurrences. There shall not have occurred any event or act, whether or not under the control of Seller, which in Purchaser's reasonable discretion has a material adverse effect on the value of the Technology, including but not limited to the discovery of any design or operational defect in the cancellation of key Contracts, receipt of a claim that the use of the Technology infringes the intellectual property rights of any third party or any event adversely affecting the goodwill associated with the Trademarks.

     7.4 Legal Proceedings. There shall be no law, and no order shall have been entered and not vacated by a court or administrative agency of competent jurisdiction, which (a) enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated hereby or
     (b) restricts or interferes with, in any material way, the utilization of the Technology after the Closing, and there shall be no litigation pending before a court or administrative agency of competent jurisdiction, or threatened, seeking to do, or which, if successful, would have the effect of, any of the foregoing.

     7.5 Opinion of Counsel to Seller. Purchaser shall have been furnished with opinion of Twa, Cochrane, Scatfeld & Associates, general counsel for Seller, dated as the Closing Date, to the effect that:

              (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of Turks and Caicos and is duly qualified to transact business as a foreign corporation in such other jurisdictions in which its ownership of the Technology or operation of its business, including the Americom Products Business, requires it to be so qualified. Seller has all corporate power and authority necessary to own or lease and operate its assets and to conduct the Americom Products Business as now being conducted by it, and has, all requisite corporate power and authority to execute, deliver and perform this Agreement and all other agreements, certificates and other documents being delivered by it at or prior to the Closing in connection with the transactions contemplated hereby, and to consummate the transactions contemplated hereby.

              (b) The execution, delivery and performance of this Agreement by Seller have been duly authorized and approved and fully transfers complete and exclusive ownership of the Technology to Purchaser. Performance by Americom under this Agreement or any ancillary agreement or instrument, will not require any consent or approval, violate any order of any court or other agency of government or any contract, indenture, agreement, or other instrument to which Americom is a party, or by which Americom is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any material lien, charge, or encumbrance of any nature whatsoever upon any of the property or assets of Americom. Neither the execution and delivery, nor the performance of this Agreement, by Seller violates any provisions of the charter or the by-laws of Seller, any provision of any law, regulation or order of any judicial, administrative or arbitral body, or any provision of any contract, obligation, indenture, agreement or other instrument to which Seller is a party.

              (c) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or threatened against or affecting Americom which, if adversely determined, could reasonably be expected to have a material adverse effect on the ability of Americom to execute, deliver or perform under this Agreement. To our knowledge, no claims have been asserted against Seller by any person challenging the ownership or use of any of the Technologies by Seller or challenging or questioning the validity or effectiveness of such Technologies.

              (d)     Each of this Agreement and any other
              agreement or instrument delivered pursuant hereto by Seller has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller in accordance with its terms subject to general principles of equity, and except as the enforceability thereby may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors, generally.

              (e) Seller is the owner of all right, title and interest in and to the Technology, free and clear of all liens, claims, security interests and encumbrances and has full power and authority to transfer and license all such right, title and interest to Purchaser. The use, development, marketing, licensing, distribution and sale of the Technology by the Purchaser anywhere throughout the world, upon consummation of the transactions contemplated herein, will not violate or otherwise infringe upon the contractual, intellectual or industrial property interests of any third party.

     7.6 Certificate. Purchaser shall have been furnished with a certificate by the President or of any duly authorized corporate officer of Seller, certifying, in such form as the Purchaser may reasonably request, as to the fulfillment of the conditions set forth in Sections 7.1, 7.2, and 7.3.

     SECTION 8.         CLOSING

     The closing of the transactions contemplated by this Agreement (the "Closing") shall be held on the 30th day of April, 1999 or such other date as the parties shall mutually agree in writing (the "Closing Date"). The Closing shall occur at the offices of Twa, Cochrane, Skatfeld, Providenciales, Turks and Caicos, BWI or at such other place or date as may be fixed by mutual agreement of Purchaser and Seller.

     SECTION 9. RESPONSIBILITIES OF SELLER AT THE CLOSING

     At the Closing, Seller shall:

              (a)     Deliver to Purchaser the Bill of Sale;

              (b)     Deliver to Purchaser the Assignment of
              Contracts;

              (c)     Deliver to Purchaser the Assignment of
              Trademarks;

              (d)       Deliver to Purchaser the opinion of
              its counsel; and

              (e)       Deliver to Purchaser such other
              documents as are necessary or appropriate pursuant to this Agreement.


     SECTION    10. RESPONSIBILITIES OF PURCHASER AT THE CLOSING

          At the Closing, Purchaser shall:

              (a)     Wire transfer in accordance Exhibit 2.2
               to be received by the Seller on or before
              Closing the $100,000.00 payable on closing;

              (b)     Deliver the Promissory Note;

              (c)     Issue the Shares;

              (d)     Deliver the transfer documentation
              regarding the ESP Shares;

              (e)     Execute and deliver to Seller the
              Assumption Document;

              (f)     Deliver to Seller the opinion of its
              counsel;

              (g)       Deliver to Seller such other
              documents as are necessary or appropriate pursuant to this Agreement.

     SECTION     11. INDEMNIFICATION

     11.1 Indemnification by Seller. From and after the Closing, Seller shall defend (with counsel reasonably acceptable to Purchaser), indemnify and hold Purchaser and its officers, managers, members, employees, consultants, agents and representatives wholly harmless from and against any and all liability, loss, cost and expense whatsoever (including reasonable fees of legal counsel) that may be incurred by Purchaser ("Purchaser Claim") as a result of any one or more of the following:

                                   (a)     Seller's
                                   failure to perform
                                   any of its
                                   agreements
                                   contained herein or
                                   in any instrument
                                   delivered in
                                   connection herewith
                                   or to pay any of
                                   its liabilities or
                                   to perform any of
                                   its obligations not
                                   expressly assumed
                                   by Purchaser
                                   hereunder;

                                   (b)     The breach
                                   or inaccuracy of
                                   any of the
                                   representations or
                                   warranties made by
                                   Seller in this
                                   Agreement or in any
                                   certificate or
                                   document delivered
                                   pursuant hereto; and

                                   (c)     A claim by
                                   a third party which
                                   arises from an
                                   obligation or
                                   liability not
                                   expressly assumed
                                   by Purchaser
                                   hereunder,
                                   including without
                                   limitation those
                                   liabilities of
                                   Seller not
                                   expressly assumed
                                   by Purchaser as
                                   identified in
                                   Section 3.2 hereof
                                   and any taxes
                                   payable by Seller
                                   in any jurisdiction.

     11.2 Indemnification by Purchaser. From and after the Closing, Purchaser shall defend (with counsel reasonably acceptable to Seller), indemnify and hold Seller and its officers, directors, shareholders, employees, consultants, agents and representatives wholly harmless from and against any and all liability, loss, cost and expense whatsoever (including reasonable fees of legal counsel) that may be incurred by Seller ("Seller Claim") as a result of any one or more of the following:

                                   (a)     Purchaser's
                                   failure to perform
                                   any of its
                                   agreements
                                   contained herein or
                                   in any instrument
                                   delivered in
                                   connection herewith
                                   or to pay any
                                   liabilities or to
                                   perform any
                                   obligations
                                   expressly assumed
                                   or undertaken by
                                   Purchaser pursuant
                                   to the terms hereof;

                                   (b)     The breach
                                   or inaccuracy of
                                   any of the
                                   representations or
                                   warranties made by
                                   Purchaser in this
                                   Agreement or in any
                                   certificate or
                                   document delivered
                                   pursuant hereto; and

                       (c)     A claim by a third party which
                       arises from an obligation or liability
                       expressly assumed by Purchaser hereunder.

     11.3 Manner of Payment of Finally Determined Claims. The amount of any liability, loss, cost, or expense for which Purchaser or Seller shall be finally determined to have an obligation to indemnify the other pursuant to this Section shall be paid by the indemnifying party to the indemnified party no later than thirty (30) days after such final determination.

     11.4     Procedure for Obtaining Indemnification

           (a)     In the event that either Seller or
           Purchaser shall claim that it is entitled to be indemnified pursuant to the terms of this Section, it (the "Claiming Party") shall so notify the other party (the
           "Indemnifying Party") in writing of such claim. Such notice shall specify the basis of such claim and the liability, loss, cost or expense incurred by, or imposed upon, the Claiming Party on account thereof. If such liability, loss, cost or expense is liquidated in amount, the amount stated in such notice shall be deemed the amount of the claim of the Claiming Party as of the date of such notice, provided that the statement of such amount shall not prevent or limit the Claiming Party from making claims for additional liability, loss, cost or expense which relate to the basis of the claim and which are incurred after, or are unknown at, the time of the notice. If the amount is not liquidated, the notice shall so state and, in such event, a claim shall be deemed asserted against the Indemnifying
           Party on behalf of the Claiming Party, but no payment shall be made on account thereof until the amount of such claim is liquidated and the claim is finally determined.

           (b)     If the Indemnifying Party shall
           not, within twenty (20) days after the
           receipt of such notice, advise the Claiming
           Party, in writing, that it denies the right of the Claiming Party to indemnity in respect to a claim, then the amount of such claim, at once if said claim is liquidated, or subsequently at such time as any unliquidated claim has become liquidated, shall be deemed to be finally determined between the parties hereto subject to additional claims.

           (c)     If the Indemnifying Party shall
           notify the Claiming Party that it disputes any claim made by the Claiming Party, then the parties hereto shall endeavor to settle and compromise said claim, or may agree to submit the same to arbitration. If they are unable to agree on any settlement or compromise or submission to arbitration, such claim for indemnification shall be settled by appropriate litigation, and any liability established by reason of such settlement, compromise, arbitration or litigation, shall be deemed to be finally determined and shall be paid and satisfied in accordance with this Section.

     (d) Each party shall promptly give written notice to the other of any claim of a third party which may reasonably be expected to result in a claim by the Claiming Party against the other Indemnifying Party. The Indemnifying Party shall undertake the defense of such claim with counsel reasonably acceptable to the Claiming Party; provided, however, that the Claiming Party shall be entitled to participate in such defense with counsel selected by it and at its expense (in which case counsel for the Indemnifying Party and for the Claiming Party shall consult and cooperate at all times in defending against such a claim). If the Indemnifying Party (i) fails to give adequate written assurance to the Claiming Party of its willingness to undertake the defense of such claim or (ii) fails to undertake in a timely and proper manner the defense of such claim, the Claiming Party, upon such additional notice to the Indemnifying Party, shall have the exclusive right to defend, compromise or settle such claim in such manner as the Claiming Party deems appropriate. In such event, the Claiming Party shall remain entitled to indemnification by the Indemnifying Party to the fullest extent provided for under this Section. In no event may the Indemnifying Party settle, compromise or otherwise resolve any claim unless the terms of such settlement, compromise or resolution include a complete release of the Claiming Party of any liability with respect thereto.

     11.5 Right of Setoff with Regard to the Notes. Until such time as the Long Term Note has become due and payable in accordance with the terms thereof, Purchaser shall have the right to recover any Purchaser Claims by setting off, in the manner set forth in this Section, with respect to the principal and interest accrued and outstanding under such Note, the Setoff Amount as defined in subparagraph (c) below.

              (a)     Purchaser shall give written notice
              (the "Claim Notice") to Seller of any claim by the Purchaser for Purchaser Claims, which written notice shall set forth in reasonable detail (i) the amount of Purchaser Claims which the Purchaser claims to have sustained by reason thereof and (ii) the basis of the claim therefor.

              (b) For a period of thirty (30) days from its receipt of a Claim Notice from Purchaser (the "Notice of Contest Period"), Seller may send written notice (the "Notice of Contest") to Purchaser that Seller disputes the claims made by Purchaser in the Claim Notice. For a period of thirty (30) clays (the "Resolution Period") from receipt by Purchaser of a Notice of Contest by Seller, Purchaser and Seller shall attempt to negotiate in good faith a written resolution of the dispute. If, at the conclusion of the Resolution Period, the parties have been unable to negotiate such a resolution, each party shall set forth a detailed written statement of such party's position (the "Arbitration Submission") with respect to such dispute including a statement of those amounts in dispute which such party believes to constitute Purchaser Claims and the statements thus prepared shall be submitted to arbitration by the American Arbitration Association sited in San Luis Obispo, California. In such case, the arbitrator, in its decision, shall determine which party is the prevailing party, and the non-prevailing party, upon such decision, shall immediately reimburse the prevailing party for all costs, expenses and fees (including attorneys' fees) incurred by the prevailing party in connection with such arbitration.

              (c)     For purposes hereof, the Setoff Amount
              shall be determined as follows:

                                (i)     In the event that
                                Seller does not send a Notice
                                of Contest within the Notice
                                of Consent Period, then the
                                Setoff Amount shall be that
                                amount claimed by Purchaser
                                as Purchaser Claims in the
                                Claim Notice;

                                (ii)    In the event that
                                Seller does send a Notice of
                                Contest and the dispute is
                                subsequently resolved by
                                negotiation, then the Setoff
                                Amount shall be that amount
                                upon which the parties agree
                                in writing;

                                (iii)   In the event that
                                Seller does send a Notice of
                                Contest and the dispute is
                                subsequently resolved by
                                resort to arbitration as
                                provided herein, then the
                                Setoff Amount shall be that
                                amount set forth in the
                                arbitrator's decision as
                                constituting Purchaser Claims.

     11.6 Escrow on Maturity of Long Term Note. In the event that, at such time as all principal and interest becomes due and payable under the terms of the Long Term Note, Purchaser has submitted one or more Purchaser Claims with respect to which the Setoff Amount has not yet been determined or has been determined but is not yet paid, then Purchaser shall withhold from its payment to Seller of all such principal and interest an amount (the "Withheld Amount") equal to the aggregate Purchaser Claims claimed by Purchaser. Purchaser shall immediately deposit the Withheld Amount with Fleet National Bank to earn interest and from which distributions of the Withheld Amount shall be made in accordance with the terms of the resolution of the Purchaser Claims. All amounts due under the Long Term Note in excess of the Withheld Amount shall be paid immediately to Seller.

     SECTION     12. SURVIVAL OF REPRESENTATIONS AND
     WARRANTIES AND INDEMNIFICATION

     The representations, warranties and covenants set forth in this Agreement or in any Exhibit, Schedule, certificate or other document or instrument delivered pursuant to this Agreement, and the indemnification provisions contained in this Agreement, shall survive the Closing. The conduct by the Purchaser of due diligence or other investigations of the Americom Products Business, whether before or after the Closing, and the information learned as a result of such investigations, shall not in any way constitute a waiver by Purchaser of the representations, warranties, covenants and indemnification obligations of Seller set forth in this Agreement or otherwise limit Purchaser's ability to enforce any of the same.

     SECTION  13.   MISCELLANEOUS

     13.1 Access to Books and Records; Cooperation in Litigation. After the Closing, each party shall furnish to the other party such reports as are required for the requesting party to discharge its obligations. Each party shall also permit the other party to have reasonable access to the books, records and files relating to the Americom Products Business for any reasonable purpose of the other party, such as for use in litigation or in tax compliance matters. Each party shall also reasonably cooperate with the other party in the requesting party's prosecution or defense of any litigation or other proceeding arising from the requesting party's utilization of the Technology.

     13.2 Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. In this regard, Purchaser shall be free to assign its rights under this Agreement to any other party.

     13.3 Notices. All notices or other communications required or permitted to be given hereunder shall become effective when delivered by hand or received by telegram or registered first-class mail, postage prepaid and addressed to the intended recipient at the address indicated below. Any party may at any time and from time to time change its address by a notice given to the other party in the manner set forth in this Section.

           (a)     If to Seller:

     Americom Ltd.
     c/o Twa, Cochrane, Scatfeld & Associates Chancery Court,
     P.O. Box 209
     Providenciales, Turks & Caicos Islands, BWI
     Attention: Bruce R. Twa,
     Telephone: 649-946-4261 Fax: 649-946-4410
     e-mail- twa@tciway.tc

           (b)     If to Purchaser:

     Americom U.S.A., Inc.
     Schwarz Gillen, 2040 Yonge Street
     Suite 220, Toronto, Ontario M4S 1Z9
     Telephone: 416-486-2040 Fax: 416-486-3325
     e-mail   schwarzgillen@sprint.ca

     13.4 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action, of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of any condition or of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other condition or other breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

     13.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute and be the same instrument. This Agreement shall become effective when at least one counterpart has been executed by each party hereto notwithstanding the fact that not all of the parties hereto have executed the same copy of the Agreement. This Agreement may be delivered by any party hereto by facsimile transmission of the signature page of this Agreement executed on behalf of such party. The foregoing provisions shall apply to each of the instruments and agreements to be executed and delivered by the parties at the Closing.

     13.6 Exhibits and Schedules. The following Exhibits and
     Schedules are attached hereto and are hereby incorporated herein and made a part hereof:


                       EXHIBIT          DESCRIPTION

                       1.4(A)            BILL OF SALE
                       1.4(B)            ASSIGNMENT OF CONTRACTS
                       1.4(C)            ASSIGNMENT OF  TRADEMARKS
                       1.4(D)            LICENSE
                       2.2               WIRE TRANSFER INSTRUCTIONS
                       2.3               PROMISSORY NOTE
                       3.1               ASSUMPTION DOCUMENT
                       6.1               NON-COMPETITION  AGREEMENT


     13.7 Bulk Transfers. The parties hereto waive compliance with the requirements of the bulk sales law of any jurisdiction in connection with the sale of the Technology to Purchaser hereunder. Seller shall indemnify and hold harmless Purchaser against all losses which may be incurred by Purchaser as a result of noncompliance with any such Bulk Sales Laws.

     13.8 Governing Law. The validity, performance and enforcement of this Agreement, shall be governed by the laws of California without giving effect to the principles of conflicts of law thereof.

     13.9 Separability. Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

     13.10 Headings. The headings and subheadings hereof are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

           13.11  Attorneys' Fees. The Seller shall
           pay the cost of any and all legal fees
           incurred by both Seller and Purchaser in connection with this transaction. In the event any dispute or controversy arises with respect to this Agreement, the prevailing party shall be entitled to recover its actual costs and attorneys fees from the other party, whether such dispute or controversy is resolved by arbitral, judicial or administrative order, settlement or appeal.

     13.12 Amendment. This Agreement may be amended only in writing, signed by both parties hereto.

     13.13 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, merges all prior negotiations between the parties and embodies the entire agreement of the parties with respect to the subject matter hereof and no party hereto shall be bound by any condition, definition, warranty or representation other than expressly provided for in this Agreement (including the Exhibits and Schedules attached hereto) as the same shall apply to such party.

     13.14 No Rights of Third Parties. The parties hereto specifically intend and agree that nothing contained herein shall be construed as in any way granting or otherwise according any rights to any person or entity not a party to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, under seal, by their duly authorized officers as of the date first set forth above.





                                   AMERICOM  LTD.

                                   By:

                                   Name:

                                   Title:



                                   AMERICOM USA, INC.


                                   By:

                                   Name:

                                   Title:



     EXHIBIT 1.4(A)

     BILL OF SALE

     This Bill of Sale is made by AMERICOM LTD., a Turks and Caicos corporation (hereinafter referred to as "Seller"), in favor of AMERICOM U.S.A., INC., a Delaware corporation (hereinafter referred to as "Purchaser"). This Bill of Sale is given pursuant to the terms and conditions of that certain Agreement of Purchase and Sale (the "Agreement"), dated effective March 11,1999, by and between Seller and Purchaser relating to the sale of all assets of Seller used in Seller's Americom Products Business (as such term is defined in the Agreement).

     For good and valuable consideration to it paid, receipt of which is hereby acknowledged, Seller by these presents does sell, assign, transfer, and convey unto
     Purchaser, its successors and assigns, the following described property (the "Assets"):

                           (i)          All source
                           code and object code
                           comprising any part of or
                           in any way used in any
                           software applications or
                           modules (collectively,
                           the "Americom Software")
                           forming the basis of or
                           otherwise used in
                           connection with the
                           Americom Products (as
                           defined in the Agreement)
                           together with all tapes,
                           disks, printouts and
                           other media on which the
                           Americom Software is
                           stored (the "Principal
                           Technology"). The
                           Principal Technology
                           conveyed herewith
                           includes, without
                           limitation, the software
                           printout delivered with
                           the Agreement by Seller,
                           which has been jointly
                           identified by Seller and
                           Purchaser, a copy of
                           which is being retained
                           at the offices of
                           Purchaser's counsel;

                           (ii)         To the
                           extent reduced to written
                           or other tangible form
                           (including but not
                           limited to electronic
                           media), ail drawings,
                           designs, plans, manuals,
                           research, specifications,
                           formulae, processes,
                           know-how, technology,
                           trade secrets and other
                           confidential or
                           proprietary information
                           and other data and
                           information pertaining in
                           any way to the Americom
                           Products or the Americom
                           Software or contemplated
                           improvements,
                           supplements, additions to
                           the Americom Products or
                           the Americom Software;

                           (iii)        All customer
                           lists and customer files
                           directly related to the
                           Americom Products;

                           (iv)         All
                           marketing surveys, sales
                           records, sales
                           projections, marketing
                           plans and other materials
                           related to the marketing
                           of the Americom Products;

                           (v)          All of
                           Seller's rights under any
                           licensing, marketing,
                           sales or other
                           arrangements
                           (collectively,
                           "Contracts") pertaining
                           to the Americom Products
                           Business, together with
                           all of Seller's rights to
                           revenues to which the
                           Seller otherwise would
                           become entitled from and
                           after the date of this
                           Agreement; provided that
                           Purchaser shall have
                           sixty (60) days to review
                           and consider the
                           Contracts, and to elect,
                           at its option, to reject
                           the assignment of any one
                           or more of the Contracts;

                           (vi)         Those
                           trademarks, service marks
                           and trade names, together
                           with all U.S. and foreign
                           applications for
                           registration rights
                           therefor, which are used
                           by Seller in the
                           marketing, distribution,
                           licensing and sale of the
                           Americom Products (the
                           "Trademarks");

                           (vii)        To the
                           extent reduced to written
                           or other tangible form
                           (including but not
                           limited to electronic
                           media), all drawings,
                           designs, plans, manuals,
                           research, specifications,
                           formulae, processes,
                           know-how, technology,
                           trade secrets and other
                           confidential or
                           proprietary information
                           and other data and
                           information (to the
                           extent not otherwise
                           encompassed in paragraphs
                           1.1 (a) through (c) above
                           pertaining in any way to
                           the Americom Products or
                           the Americom Software or
                           contemplated
                           improvements,
                           supplements, additions to
                           the Americom Products or
                           the Americom Software
                           (collectively, the "Other
                           Intellectual Property
                           Interests");

                           (viii)       All customer
                           lists and customer files
                           directly related to the
                           Americom Products (the
                           "Customer Files");

                           (ix)         All
                           marketing surveys, sales
                           records, sales
                           projections, marketing
                           plans and other materials
                           related to the marketing
                           of the Americom Products
                           (the "Marketing Materials").

              TO HAVE AND TO HOLD all the Assets
              unto Purchaser and its successors and
              assigns, to and for its and their use
              forever.

              Seller hereby authorizes and grants a
              power of attorney to Purchaser and
              appoints Purchaser and the officers,
              members and managers thereof as
              Seller's attorney-in-fact to take any
              appropriate action in connection with
              any of the Assets to vest full title
              and possession thereto in Purchaser,
              such action to be taken in the name of
              Seller or in Purchaser's own or any
              other name, it being understood that
              this authorization and power of
              attorney are coupled with an interest
              and irrevocable.

              Seller does hereby further warrant,
              covenant, and agree that it has good
              and marketable title to the Assets
              against all and every person or
              persons claiming or purporting to
              claim against any or all of the same,
              subject to the terms and provisions of
              the Agreement.

              IN WITNESS WHEREOF, the parties hereto
              have caused this Bill of Sale to be
              duly executed as of the 30th day of
              April, 1999.

              Witness:


              AMERICOM LTD., Seller

              BY:

              Name:

              Title:

              Witness:

              AMERICOM U.S.A., INC., Purchaser

              BY:

              Name:

              Title:


                  EXHIBIT 1.4(B)

              ASSIGNMENT OF CONTRACTS

           This Assignment of Contracts (this
           "Assignment") is made by AMERICOM
           LTD., a Turks and Caicos corporation
           ("Seller"), in favor of AMERICOM
           U.S.A., INC., a Delaware corporation
           ("Purchaser"). This Assignment is
           given pursuant to Section 1.4(b) of
           that certain Agreement of Purchase and
           Sale (the "Agreement"), dated
           effective March 11, 1999, by and
           between Seller and Purchaser relating
           to the sale of all assets of Seller
           used in Seller's Americom Products
           Business (as such term is defined in
           the Agreement).

           For good and valuable consideration to
           it paid, receipt of which is hereby
           acknowledged, Seller by these presents
           does sell, assign, transfer, and
           convey unto Purchaser, its successors
           and assigns, all of Seller's rights
           pursuant to any licensing, marketing,
           sales or other arrangements
           (collectively, "Contracts") pertaining
           to the Americom Products Business,
           together with all of Seller's rights
           to revenues to which Seller otherwise
           would become entitled from and after
           the date of this Agreement; provided
           that Purchaser shall have sixty (60)
           days to review and consider the
           Contracts, and to elect, at its
           option, to reject the assignment of
           any one or more of the Contracts.

           Seller hereby authorizes and grants a
           power of attorney to Purchaser and
           appoints Purchaser and the officers,
           managers and members thereof as
           Seller's attorney-in-fact to take any
           appropriate action in connection with
           any of the Contracts such that the
           full benefits of such Contracts shall
           vest in Purchaser (subject to
           Purchaser's right to reject the
           assignment of any contract as set
           forth above), such action to be taken
           in the name of Seller or in
           Purchaser's own or any other name, it
           being understood that this
           authorization and power of attorney
           are coupled with an interest and
           irrevocable.

           Seller does hereby further warrant,
           covenant, and agree that (i) no third
           party has acquired any interest in or
           any lien upon the rights of Seller
           under the Contracts and (ii) the
           assignment of the Contracts from
           Seller to Purchaser does not require
           the consent or approval of any other
           party.

           Seller further agrees that this
           Assignment of Contracts constitutes an
           assignment of Seller's rights under
           the Contracts and does not in any way
           constitute an assumption by Purchaser
           of any of Seller's liabilities and
           obligations.

           IN WITNESS WHEREOF, the parties hereto
           have caused this Assignment of
           Contracts to be duly executed as of
           the  30th day of April, 1999.

           Witness:                   AMERICOM LTD.

                                      Per:


           Name and Title:

           Witness:                   AMERICOM U.S.A., INC.

                                      Per:


           Name and Title:

                  EXHIBIT 1.4(C)


             ASSIGNMENT OF TRADEMARKS


         WHEREAS, AMERICOM, LTD., a Turks and Caicos corporation (hereinafter referred to as the "Seller"), currently uses and claims ownership of all rights in certain United
         States and foreign trademarks and service marks as well as any and all trademark registrations and applications for trademark registrations associated with such trademarks and service marks
         (collectively, the "Trademarks and
         Applications") used by Seller in the
         conduct by Seller of the Americom Products
         Business (as defined below); and

    WHEREAS, pursuant to a certain Agreement of Purchase and Sale and Exclusive Licensing of Technology dated effective as of the 11th day of March, 1999 (the
    "Agreement"), Seller has agreed to assign to AMERICOM
    U.S.A., INC., a Delaware corporation (hereinafter referred to as the "Purchaser") substantially all assets used by Seller in the conduct of its Americom
    Products Business (as defined in the Agreement), including the Trademarks and Applications.

         NOW, THEREFORE, for good and valuable
         consideration, the receipt of which is
         hereby acknowledged, said Seller has sold, assigned, transferred, and set over, and by these presents, does hereby sell, assign, transfer, and set over unto the said
         Purchaser, as to all of such Trademarks and Applications, for its own use and benefit, and for the use and benefit of its successors, legal representatives, and assigns the entire right, title, and interest in and to the Trademarks and Applications, all existing United States and foreign registrations of the Trademarks and Applications, together with the goodwill of the business symbolized by the Trademarks and Applications.

    Regarding the Trademarks and Applications, said properties are to be held and enjoyed by said Purchaser together with all renewals and continuations thereof;
    together with the right to file such applications and the right to claim for the same priority rights derived from any previously filed applications under the trademark laws of the United States of America or other countries; and together with all claims for damages by reason of past infringement of any such Trademarks, with the right to sue for and collect the same in a court of competent jurisdiction-

    AND SELLER HEREBY authorizes and requests the Commissioner of Patents and Trademarks of the United
    States, and any official of any country or countries foreign to the United States, whose duty it is to register trademarks or other evidence or forms of intellectual property protection on applications as aforesaid, to issue the same to the said Purchaser in accordance with the terms of this instrument;

             AND SELLER HEREBY further covenants and agrees that it will do everything reasonably possible to aid the said Purchaser, its successors, legal representatives, and assigns, to secure registration of said Trademarks and Applications in all countries and in the implementation and perfection of this assignment.

    AND SELLER FURTHER WARRANTS THAT it is the true and lawful owner, free and clear of all liens, encumbrances, or claims of third parties, of all such Trademarks and Applications, that none of such Trademarks and Applications infringes upon the trademarks or service marks of any other person, nor is there any claim of such infringement, that it has not licensed or in any way granted to any third parties any rights therein, and that its directors, officers, or authorized agents will execute all assignments for recordation of the conveyances recited as being appropriate in various countries herein.

    IN TESTIMONY WHEREOF, the undersigned have caused this assignment to be signed and executed by the undersigned officers thereunto duly authorized this 30th day of April, 1999.


    AMERICOM LTD.                       AMERICOM U.S.A., INC.


    By:                                 By:

    Name:                               Name:
    Title:                              Title:


                       EXHIBIT 1.4(D)

                      LICENSE AGREEMENT

    This LICENSE AGREEMENT (this "Agreement") is entered
    into as of the          30th day of April, 1999, by and
    between AMERICOM LTD., a Turks and Caicos corporation
    (hereinafter "Seller"), and AMERICOM U.S.A., INC., a
    Delaware corporation (hereinafter "Purchaser").

    WHEREAS, pursuant to that certain Agreement of Purchase and Sale and Exclusive Licensing of Technology dated effective March 11, 1999 between Seller and Purchaser
    (the "Acquisition Agreement"), Purchaser is acquiring from Seller, all right, title and interest of Seller in and to certain Technology (as defined in the Acquisition Agreement) related to Seller's Americom
    Products Business (as defined in the Acquisition
    Agreement); and

    WHEREAS, pursuant to section 1.4(d) of the Acquisition
    Agreement, Seller and Purchaser have agreed to enter into this Agreement, it being the intent of the parties that, in the event that the Acquisition Agreement shall, for any reason, be insufficient to convey all right, title and interest in and to all of the Technology from Seller to Purchaser, Purchaser shall have an exclusive, perpetual and non-royalty bearing license with respect to such Technology,

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereby agree as follows:

    SECTION 1. GRANT OF LICENSE.

    Seller hereby grants to Purchaser an exclusive, paid-up, world-wide and non-royalty bearing license, with full power to assign and sublicense, with respect to any and all of the Technology (as defined in the Acquisition Agreement).

    SECTION 2. NO RETAINED RIGHTS OF SELLER.

    The rights of Purchaser hereunder shall be exclusive such that no other party, including Seller, shall have any right, power, authority or privilege to use the Technology for any purpose whatsoever.

    SECTION 3. MISCELLANEOUS PROVISIONS.

    (a) Successors. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

    (b)     Descriptive Headings. The headings of the
    Sections of this Agreement are inserted for convenience only, shall not be deemed to be a part of this Agreement, and in no way define, limit, extend or describe the scope or intent of this Agreement or of any provision hereof.

    (c) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one
    (1) Agreement, binding on all the parties hereto, notwithstanding that all the parties have not signed the same counterpart.

    (d) Modifications and Amendments. No amendment, change or modification of this Agreement shall be valid unless in writing and signed by all the parties hereto.

    (e) Further Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances and shall do any and all acts or things reasonably necessary in connection with the performance of their obligations hereunder to carry out the express intent of the parties hereto.

    (f) Waiver. No waiver of any provision of this Agreement or the rights or obligations of any party hereunder, shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

    (g) Attorneys' Fees. In the event any dispute or controversy arises with respect to this Agreement, the prevailing party shall be entitled to recover its actual costs and attorneys fees from the other party, whether such dispute or controversy is resolved by judicial or administrative order, settlement or appeal.

    (h) Enforceability of Provisions. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired by such holding.

    (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                  AMERICOM  LTD.


                                  By:

                                  Name:

                                  Title:

                                  AMERICOM U.S.A.,  INC.

                                   By:

                                   Name:

                                   Title:




                         EXHIBIT 2.2

                      WIRE INSTRUCTIONS


    CREDIT ACCOUNT:   Twa, Cochrane Skatfeld & Associates
                      Attorneys at Law
                      Chancery Court, PO Box 209
                      Providenciales, Turks & Caicos Islands
                      B.W.I.

    BANK:             Barklays Bank PLC
                      Providenciales, Turks & Caicos Islands
                      B.W.I.

    ACCOUNT NO.:              Client's Account 168 3915

    REFERENCE:                Americom USA, Inc. p/f
    Americom Ltd. Trust Deposit Account


                         EXHIBIT 2.3

                       PROMISSORY NOTE

    $400,000.00April 30, 1999

            FOR VALUE RECEIVED, AMERICOM U.S.A., INC., a
            Delaware corporation, promises to pay to the order of Americom Ltd., a Turks and Caicos corporation (hereinafter, "Lender"), in immediately available funds and in lawful currency of the United States of America, the principal sum of FOUR HUNDRED THOUSAND DOLLARS
            ($400,000.00), together with interest at the rate of Eight (8%) per cent per annum compounded semi-annually not in advance.

    The principal and interest outstanding under this Note shall be repaid as follows:
                     (x)     A lump sum payment of TWO
                     HUNDRED THOUSAND DOLLARS ($200,000.00)
                     is due and payable on the first
                     anniversary date of the Promissory
                     Note; and
                     (xi)    A second lump sum payment of
                     TWO HUNDRED THOUSAND DOLLARS
                     ($200,000.00) plus any and all accrued
                     and unpaid interest owing under the
                     note is due and payable on the second
                     anniversary date of the (Promissory
                     Note).

    The undersigned expressly agrees that no renewal or extension granted, whether by acceptance of interest in advance or otherwise, nor any indulgence shown to, nor any release of, nor any dealings between a holder hereof and any person now or hereafter interested herein or in any of the security for this Note, whether as owner, encumbrancer, guarantor or otherwise, shall discharge, extend or in any way affect the obligations of the undersigned as principal debtor hereunder.

    The undersigned may prepay all or any portion of the principal balance of this Note at any time and from time to time without payment of any penalty, fee or premium.

    Upon the occurrence of any one or more of the following events of default:

    1. failure of the undersigned to make any payment when due hereunder; or

    2. insolvency, or the appointment of a permanent receiver for or for any of the property of, or an assignment for the benefit of creditors, or the filing of either a petition under any federal or state bankruptcy, receivership, insolvency or debtor relief law or of a petition for any readjustment of indebtedness, composition or extension by (or the pendency of an involuntary petition undismissed for a period of thirty (30) days against), the undersigned;

    this Note shall, in any such event, at the option of the holder, become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the undersigned and each and every person now or hereafter liable, absolutely or contingently, for the payment of the whole or any part of this Note.

    Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law. If any portion of this Note is declared invalid for any reason in any jurisdiction, then such declaration shall have no effect upon the remaining portions of this Note. In addition, the entirety of this Note shall continue in full force and effect in other jurisdictions and said remaining portions of this Note shall continue in full force and effect in the subject jurisdiction as if this Note had been executed with the invalid portions thereof deleted.

    The terms hereof shall be binding on the successors and assigns of the undersigned, whether by operation of law or otherwise. This Note shall be deemed to have been executed and delivered in the State of California and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State of California without resort to its conflict of laws rules.

    Except as otherwise specified herein or by notice, all notices and communications provided for herein shall be in writing and shall be deemed effective when deposited in the United States mail, sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

    (a)  If to the undersigned, to:
      AMERICOM U.S.A., INC.
      Schwarz Gillen
      2040 Yonge Street,
      Ste 220
      Toronto, Ontario M4S 1Z9

                                 Telephone: 416-486-2040 Fax: 416-486-3325
                                  e-mail    schwarzgillen@sprint.ca

    (b)            Americom Ltd.
       If to Lender, to:
               Cochrane, Scatfeld   &   Associates
               Chancery Court,
               P.O. Box 209
               Provenciales,   Turks & Caicos   Islands, BWI
               Attention: Bruce   R. Twa,
                                    Telephone:   649-946-4261
                                    Fax:         649-946-4410
                                    e-mail- twa@tciway.tc



     Any party may change its address by not less than five
     (5) days' advance notice thereof given to the other party as the aforesaid.

     IN THE EVENT THAT EITHER LENDER OR THE UNDERSIGNED
     BRINGS ANY ACTION OR PROCEEDING IN CONNECTION HEREWITH
     OR IN CONNECTION WITH THIS NOTE, LENDER AND THE
     UNDERSIGNED AGREE THAT ANY SUCH ACTION OR PROCEEDING
     SHALL BE BROUGHT EXCLUSIVELY IN ANY COURT OF RECORD OF
     THE STATE OF CALIFORNIA.  EACH OF THE LENDER AND THE
     UNDERSIGNED HEREBY IRREVOCABLY CONSENTS TO AND CONFERS
     PERSONAL JURISDICTION OF ANY SUCH COURT OVER SUCH
     PARTY BY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING,
     THE EACH OF THE LENDER AND THE UNDERSIGNED IIEREBY
     WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR
     OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE
     MADE UPON SUCH PARTY BY MAILING A COPY OF SUCH
     SUMMONS, COMPLAINT OR OTHER PROCESS BY CERTIFIED MAIL,
     RETURN RECEIPT
     REQUESTED, POSTAGE PREPAID, TO SUCH PARTY AT THE
     ADDRESS SET FORTH HEREIN.


     IN WITNESS WHEREOF, the undersigned has executed this Note, by its duly authorized officer, as of the day and date first above written.

     Witnessed by:
     AMERICOM U.S.A., INC.


     By:
     Name:
     Title:

                    EXHIBIT 3.1

             ASSUMPTION OF OBLIGATIONS

              This Assumption of Obligations
              (this "Assumption") is made by
              AMERICOM U.S.A., INC., a Delaware
              corporation ("Purchaser"), in favor
              of AMERICOM LTD., a Turks and
              Caicos corporation ("Seller"). This
              Assumption is made pursuant to
              Section 3.1of that certain
              Agreement of Purchase and Sale (the
              "Agreement"), dated effective March
              11, 1999, by and between Seller and
              Purchaser relating to the sale of
              all Technology related to Seller's
              Americom Products Business (as
              defined in the Agreement). Except
              as otherwise set forth herein,
              defined terms used herein shall
              have such meaning as given to such
              terms in the Agreement.

              1.      Pursuant to the Agreement the Seller
              has assigned to the Purchaser all of its rights under certain contracts (the
              "Contracts") pertaining to the Americom
              Products Business, subject, however to
              Purchaser's right to reject the assignment of any particular contract within sixty (60) days of the Closing Date (the "Rejection
              Period"). In consideration thereof, Purchaser by these presents does hereby assume and agrees to pay, perform, or discharge those obligations of Seller under the Contracts to the extent that (i) such obligations by their terms are to be performed after the Closing
              Date, and (ii) Purchaser has not rejected the assignment of any such Contract during the Rejection Period.

              2.      Seller shall retain full and sole
              responsibility for all obligations and
              liabilities with respect to the development, marketing, distribution, licensing and sale of the Americom Products except for those liabilities specifically assumed in paragraph
              1 above, including without limitation:

                                   (a)     any
                                   liability in
                                   respect of or
                                   arising out of
                                   any of the
                                   Americom Products
                                   which were
                                   licensed or sold
                                   prior to Closing;

                                   (b)     any
                                   liability for
                                   failure of the
                                   Americom Products
                                   to perform
                                   according to
                                   specification or
                                   as intended prior
                                   to the Closing Date;

                                   (c)     any
                                   liability or
                                   obligations
                                   involving the
                                   payment of any
                                   taxes arising out
                                   of or relating to
                                   the operation of
                                   the Americom
                                   Products Business
                                   by the Seller
                                   prior to the
                                   Closing;

                                   (d)     any
                                   liability or
                                   responsibility
                                   with respect to
                                   claims for credit
                                   by third parties
                                   with respect to
                                   Products licensed
                                   or sold prior to
                                   the Closing; and


                                   (e)     any
                                   liability or
                                   obligation to any
                                   third parties not
                                   expressly assumed
                                   in the Assumption
                                   Document.


     IN WITNESS WHEREOF, the parties hereto have caused this Assumption of Obligations to be duly executed as of the 30th day of April, 1999.


     AMERICOM LTD.                       AMERICOM U.S.A., INC.


     Per:                                Per:

             Name:                                Name:
             Title:                               Title:






                         EXHIBIT 6.1

                  NON-COMPETITION AGREEMENT

     This Non-Competition Agreement (this "Agreement"), dated April 30th , 1999, is made by and among AMERICOM
     U.S.A. INC., a Delaware corporation  ("Purchaser") and
     AMERICOM LTD., a Turks and Caicos corporation ("Seller").

     WITNESSETH

     WHEREAS, Purchaser and Seller have entered into that certain Agreement of Purchase and Sale and Exclusive
     Licensing of Technology (the Acquisition Agreement") dated effective as of March 11, 1999; and

     WHEREAS, Section 6.1 of the Acquisition Agreement contemplates that Purchaser and Seller will enter into a non-competition agreement on the terms and conditions contained herein,

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1.       Covenant Not to Compete.

     1.1 Seller hereby agrees not to engage directly or indirectly (either alone or in association with any other person, firm, corporation or any other business organization) in any business conducted by Purchaser during the term hereof including, but not limited to, the business of marketing, distributing selling or licensing enhanced communications services. The scope of this covenant shall apply throughout the world.

     1.2 Seller further agrees (i) not to call upon, solicit, advise or otherwise do, or attempt to do, business with any customers or accounts of Purchaser;
     (ii) not to take away or interfere or attempt to interfere with any custom, trade, business or patronage of Purchaser; (iii) not to interfere or attempt to interfere with any employees, representatives or agents of Purchaser or induce or attempt to induce any of them to leave the employ of Purchaser; (iv) not to divulge any confidential information or make available to any other person or entity, any documents, files or other papers concerning the business of Purchaser, specifically including all information contained in the Technology acquired by Purchaser from Seller pursuant to the Acquisition Agreement; and (v) not to commit any act, or in any way assist, others to commit any act, which will injure Purchaser or Purchaser's conduct of the Americom Products Business acquired from Seller.

     1.3     The period of time during which Seller and Key
     Employee are prohibited from engaging in the activities enumerated in Section 1.1 and Section 1.2 hereof shall commence on the date hereof and end on the fifth (5th) anniversary of the date hereof, except that this period shall be extended by the length of time during which Seller is in breach of any provisions of this Agreement.

     1.4 Seller and Purchaser intend that the covenants of Section 1.1 and Section 1.2 hereof shall be deemed to be a series of separate covenants, one for each and every country, state or jurisdiction in the world, and one for each month of the period specified in Section
     1.3 hereof. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of Seller and Purchaser that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

     1.5 Seller hereby acknowledges that any action by Seller prohibited under Section 1.1 and/or Section 1.2 hereof would cause Purchaser irreparable injury and damage for which monetary damages are inadequate.
     Accordingly, in the event of a breach or a threatened breach of Section 1.1 and/or Section 1.2 hereof, Purchaser shall be entitled to seek an injunction restraining such breach. Nothing contained herein shall be construed as prohibiting Purchaser from pursuing any other remedy available to Purchaser for such breach or such threatened breach.

     1.6 Seller has carefully read and considered the provisions of this Section 1 and, having done so, agrees that the agreements and restrictions set forth in this Section 1, including but not limited to the time period of restriction and geographical area of restriction, are bargained for, are fair and reasonable restrictions on Seller, and are reasonably required for the protection of the interests of Purchaser.

     SECTION 2.        No Rights Created in Third Parties.

     2.1 Nothing contained herein shall be deemed a covenant by Purchaser to retain on any terms or conditions whatsoever the services of any person who is an officer, employee, or agent of Seller or any business operated by Seller on the date hereof, nor shall anything contained herein be deemed to create any rights whatsoever in any person to be engaged as an officer, employee, agent or independent contractor of Purchaser.

     SECTION 3.        Notices.

     3.1    All demands, notices and communications
     hereunder shall be in writing and shall be given by hand delivery, United States mail (certified, return receipt requested), overnight courier service or other means, in each case with all postage or delivery charges prepaid, to the party entitled thereto at such party's address set forth below:

     (a) If to Purchaser, to:

     AMERICOM U.S.A., INC.

     c/o Schwarz Gillen
     2040 Yonge Street, Suite 220
     Toronto, Ontario M4S 1Z9
     Telephone:  416-486-2040 Fax: 416-486-3325
     e-mail   schwarzgillen@sprint.ca





     (b) If to Seller, to:

     Americom Ltd.

     c/o Twa, Cochrane, Scatfeld & Associates Chancery
     Court, P.O. Box 209
     Provenciales, Turks & Caicos Islands, BWI
     Attention: Bruce R. Twa,
     Telephone: 649-946-4261 Fax: 649-946-4410
     e-mail- twa@tciway.tc

     or at such other address as such party may hereafter furnish to the other party by notice conforming to the requirements of this Section. Any demand, notice or communication hereunder shall be deemed to have been given upon delivery to the appropriate address if delivered other than by mail and, if delivered by mail, upon depositing the same in the United States mail as above stated (as evidenced by the date noted on the return receipt).

     SECTION 4.        Separability Clause.

     4.1 Any provision of this Agreement that conflicts with applicable law or is held to be void or unenforceable shall be ineffective to the extent of such conflict, voidness or unenforceability without invalidating the remaining provisions hereof, which remaining provisions shall be enforceable to the fullest extent permitted under applicable law.

     SECTION 5.       Governing Laws.

     5.1 This Agreement shall be construed and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of California, without reference to the. principles of conflict of laws thereof.

     SECTION 6.       Successors and Assigns; Assignment of
     Agreement.

     6.1 This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     SECTION 7.       Waiver.

     7.1 The failure of any party to insist upon strict performance of any covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party's right to demand strict performance of such covenant or obligation at a later time. No consent to or waiver of any breach or default in the performance of any covenant or obligation hereunder, whether express or implied, shall constitute a consent to or waiver of any other breach or default in the performance of the same or any other covenant or obligation hereunder. No term or provision of this Agreement shall be deemed waived unless such waiver is in writing and signed by the party against whom such waiver is sought to be enforced.


     SECTION 8.       Entire Agreement; Amendment.

     8.1 This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the transactions contemplated hereby and the subject matter hereof. No provision of this Agreement may be modified, altered or amended except in a writing executed by all parties hereto.




     SECTION 9.       Captions.

     9.1 The Section and other headings contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized.


                       AMERICOM LTD.


                       PER:
                               Name:
                               Title:



                       AMERICOM U.S.A., INC.


                       PER:
                               Name:
                               Title: